Exhibit 99.1
NEWS RELEASE
For immediate release
Contact:	R. Scott Donovan, Chief Financial Officer (203) 977-0199
OdysseyRe Receives Acquisition Proposal from Fairfax
Stamford, CT — September 8, 2009 — Odyssey Re Holdings Corp. (“OdysseyRe”) (NYSE: ORH) confirmed that it received on September 4, 2009 an unsolicited proposal from Fairfax Financial Holdings Limited (“Fairfax”) (TSX and NYSE: FFH) to acquire all of the outstanding shares of common stock of OdysseyRe that it does not currently own for $60 per share in cash. Fairfax currently owns approximately 72.6% of all outstanding shares of common stock of OdysseyRe. Fairfax publicly announced on September 4, 2009 its proposal and its intention to issue new equity in a public offering to finance the proposal.
OdysseyRe also confirmed that Fairfax had previously advised the board of directors of OdysseyRe that it wished to explore a potential acquisition and that the board had appointed a special committee composed solely of independent directors to review and consider any and all Fairfax proposals. No decisions whatsoever have been made by the special committee at this time with respect to its response, if any, to the Fairfax proposal. There can be no assurance that any agreement will be executed with Fairfax or that any transaction will be approved or consummated. The special committee has engaged Simpson Thacher & Bartlett LLP as its independent legal counsel and Sandler O’Neill & Partners, L.P. as its independent financial advisor to assist it with its review and evaluation of the proposal. Fairfax has advised OdysseyRe that its sole interest is in acquiring the shares of common stock of OdysseyRe that it does not already own and that it has no interest in disposing of its controlling interest in OdysseyRe.
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This press release is not a solicitation of a proxy, an offer to purchase or a solicitation of an offer to sell shares of OdysseyRe, and is not a substitute for any proxy statement, solicitation/recommendation statement or any other filing that may be required to be made with the Securities and Exchange Commission if the proposed transaction goes forward. OdysseyRe stockholders and other interested parties are urged to read any such documents that are filed with the Securities and Exchange Commission because those documents will contain important information. Stockholders will be able to receive such documents free of charge at the SEC’s web site, www.sec.gov, or in the Investor Info section of the OdysseyRe website, www.odysseyre.com, or from OdysseyRe at 300 First Stamford Place, Stamford, Connecticut 06902.
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Odyssey Re Holdings Corp. is a leading worldwide underwriter of property and casualty treaty and facultative reinsurance, as well as specialty insurance. OdysseyRe operates through its subsidiaries, Odyssey America Reinsurance Corporation, Hudson Insurance Company, Hudson Specialty Insurance Company, Clearwater Insurance Company, Newline Underwriting Management Limited, Newline Asia Services Pte. Ltd. and Newline Insurance Company Limited. The Company underwrites through offices in the United States, London, Paris, Singapore, Toronto and Mexico City. Odyssey Re Holdings Corp. is listed on the New York Stock Exchange under the symbol, “ORH”.
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Certain statements contained herein may constitute forward-looking statements and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of OdysseyRe to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among others, the possibility that the Fairfax proposal could be withdrawn, rejected, or unable to be consummated because of various contingencies, including, but not limited to, the outcome of any legal proceedings that may be instituted against OdysseyRe and/or others relating to the proposed transaction, the effect of the announcement on OdysseyRe’s customer relationships, operating results and business generally and downturns in economic conditions generally, OdysseyRe’s business or the state of the financial, credit or stock markets. Additional information on other important potential risks and uncertainties not discussed herein may be found in OdysseyRe’s filings with the Securities and Exchange Commission including its Annual Report on Form 10-K for the year ended December 31, 2008. Consider these factors carefully in evaluating the forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.